Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS OF
TILLY’S, INC.
(a Delaware corporation)

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4.2	COMMITTEE MINUTES	16
4.3	MEETINGS AND ACTION OF COMMITTEES	17
Article V - OFFICERS		17
5.1	OFFICERS	17
5.2	APPOINTMENT OF OFFICERS	17
5.3	SUBORDINATE OFFICERS	18
5.4	REMOVAL AND RESIGNATION OF OFFICERS	18
5.5	VACANCIES IN OFFICES	19
5.6	REPRESENTATION OF SHARES OF OTHER COMPANIES	19
5.7	AUTHORITY AND DUTIES OF OFFICERS	19
5.8	COMPENSATION	19
Article VI - [RESERVED]		19
Article VII - GENERAL MATTERS		19
7.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	19
7.2	STOCK CERTIFICATES; PARTLY PAID SHARES	19
7.3	SPECIAL DESIGNATION ON CERTIFICATES	20
7.4	LOST CERTIFICATES	20
7.5	CONSTRUCTION; DEFINITIONS	20
7.6	DIVIDENDS	21
7.7	FISCAL YEAR	21
7.8	SEAL	21
7.9	TRANSFER OF STOCK	21
7.10	STOCK TRANSFER AGREEMENTS	21
7.11	REGISTERED STOCKHOLDERS	21
7.12	WAIVER OF NOTICE	22
Article VIII - NOTICE BY ELECTRONIC TRANSMISSION		22
8.1	NOTICE BY ELECTRONIC TRANSMISSION	22
8.2	DEFINITION OF ELECTRONIC TRANSMISSION	23
Article IX - INDEMNIFICATION; ADVANCEMENT OF EXPENSES		23
9.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	23
9.2	INDEMNIFICATION OF OTHERS	23
9.3	ADVANCEMENT OF EXPENSES	23
9.4	DETERMINATION; CLAIM	23
9.5	NON EXCLUSIVITY OF RIGHTS	24
9.6	INSURANCE	24
9.7	OTHER INDEMNIFICATION; ADVANCEMENT OF EXPENSES	24
9.8	CONTINUATION OF INDEMNIFICATION	24
9.9	AMENDMENT OR REPEAL	24
Article X - AMENDMENTS		25
Article XI - FORUM FOR ADJUDICATION OF DISPUTES		25
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FOURTH AMENDED AND RESTATED
BYLAWS OF
TILLY’S, INC.
_____________________________________

Article I - CORPORATE OFFICES
1.1 REGISTERED OFFICE.
The registered office of Tilly’s, Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time.
1.2 OTHER OFFICES.
The Corporation’s board of directors (the “Board”) may at any time establish other oﬃces at any place or places where the Corporation is qualified to do business.
Article II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS.
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 ANNUAL MEETING.
The Board shall designate the place, if any, date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of this Article II may be transacted.
2.3 SPECIAL MEETING.
A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive oﬃcer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.
No business may be transacted at such special meeting other than the business speciﬁed in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, ﬁxing, or aﬀecting the time when a meeting of stockholders called by action of the Board may be held.
2.4 ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (b) brought before the meeting by or at the direction of the Board or any committee thereof or (c) otherwise properly brought before the meeting by a

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stockholder present in person who (A) was a stockholder of record of the Corporation (and, with respect to any beneﬁcial owner, if diﬀerent, on whose behalf such business is proposed, only if such beneﬁcial owner was the beneﬁcial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters speciﬁed in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article II, Section 2.3 of these bylaws. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualiﬁed representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized oﬃcer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these bylaws.
(ii) Without qualiﬁcation, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as deﬁned below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive oﬃces of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was ﬁrst made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Proposing Person (as deﬁned below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneﬁcially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneﬁcially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneﬁcial ownership at any time in the future (the

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disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(b) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or eﬀect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to proﬁt from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic eﬀect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement ﬁled on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or eﬀect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to proﬁt from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneﬁcially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any ﬁduciary duties owed by such Responsible Person to the equity holders or other beneﬁciaries of such Proposing Person, the qualiﬁcations and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneﬁcial holder of the shares of any class or series of the Corporation and that reasonably could have inﬂuenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualiﬁcations and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneﬁcial holder of the shares of any class or series of the Corporation and that reasonably could have inﬂuenced the decision of such Proposing Person to propose such business to be brought before the meeting, (F) any direct or indirect interest of such Proposing Person in any contract with the Corporation or any aﬃliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its oﬃcers or directors, or any aﬃliate of the Corporation, (H) any other material relationship between such Proposing

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Person, on the one hand, and the Corporation or any aﬃliate of the Corporation, on the other hand, (I) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (J) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other ﬁling required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (J) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other ﬁling required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneﬁcial owner or beneﬁcial owners, if diﬀerent, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(v) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for the determination of stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive oﬃces of the Corporation not later than ﬁve (5) business days after the record date for the determination of stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the ﬁrst practicable date prior to the date to which the meeting has been adjourned or postponed)

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(in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(vi) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.4. The presiding oﬃcer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualiﬁed representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these bylaws, to be considered a qualiﬁed representative of the stockholder, a person must be a duly authorized oﬃcer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(vii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to and in compliance with Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to aﬀect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The notice requirements of this Section 2.4 shall be deemed satisﬁed by a stockholder with respect to business other than a nomination if the stockholder has notiﬁed the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act and the applicable rules and regulations promulgated thereunder and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(viii) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly ﬁled by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
2.5 ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.
(i) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter speciﬁed in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons appointed by the Board, or (b) by a stockholder present in person who (A) was a stockholder of record of the Corporation (and, with respect to any beneﬁcial owner, if diﬀerent, on whose behalf such nomination is proposed to be made, only if such beneﬁcial owner was the beneﬁcial owner

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of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the Corporation, or a qualiﬁed representative of such stockholder, appear at such meeting. A “qualiﬁed representative” of such proposing stockholder shall be a duly authorized oﬃcer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.
(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as deﬁned in Section 2.4(ii) of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its proposed nominee as required to be set forth in this Section 2.5 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter speciﬁed in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive oﬃces of the Corporation, (b) provide the information with respect to such stockholder and its proposed nominee as required by this Section 2.5 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive oﬃces of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as deﬁned in Section 2.4(ix) of these bylaws) of the date of such special meeting was ﬁrst made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Nominating Person (as deﬁned below), the Stockholder Information (as deﬁned in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b) As to each Nominating Person, any Disclosable Interests (as deﬁned in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure in clause (J) of Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.4(iii)(b)(I), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to

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vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and;
(c) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other ﬁlings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected as a nominee and to serving as a director for a full term if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each proposed nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive oﬃcer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vii); and
(d) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
(iv) For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneﬁcial owner or beneﬁcial owners, if diﬀerent, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive oﬃces of the Corporation not later than ﬁve (5) business days after the record date for the determination of stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the ﬁrst practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the

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Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(vi) In addition to the other requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (b) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence suﬃcient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(vii) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time periods prescribed for delivery of notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive oﬃces of the Corporation (a) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualiﬁcations, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record therefor) that such proposed nominee (A) is not and, if elected as a director during his or her term of oﬃce, will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s ﬁduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemniﬁcation in connection with service or action as a director that has not been disclosed to the Corporation, (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneﬁcial owner, if diﬀerent) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conﬂict of interest, conﬁdentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors and in eﬀect during such person’s term in oﬃce as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and

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guidelines then in eﬀect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(viii) The Board may also require any proposed candidate for nomination as a director of the Corporation to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director qualiﬁcation standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive oﬃces of the Corporation (or any other oﬃce speciﬁed by the Corporation in any public announcement) not later than ﬁve (5) business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.
(ix) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5. The presiding oﬃcer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(x) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5
2.6 NOTICE OF STOCKHOLDERS’ MEETINGS.
Unless otherwise provided by law, the certiﬁcate of incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is diﬀerent from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
Notice of any meeting of stockholders shall be deemed given:
(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii) if electronically transmitted as provided in Section 8.1 of these bylaws.
An aﬃdavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of

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electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.8 QUORUM.
Unless otherwise provided by law, the certiﬁcate of incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the presiding oﬃcer of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.9 ADJOURNED MEETING; NOTICE.
When a meeting is adjourned to another time, date or place, if any, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, date, or place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, or are provided in any other manner permitted by the DGCL. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is ﬁxed for the adjourned meeting, the Board shall ﬁx as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that ﬁxed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting, to each stockholders of record as of the record date so ﬁxed for notice of such adjourned meeting.
2.10 CONDUCT OF BUSINESS.
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding oﬃcer of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding oﬃcer of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding oﬃcer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time ﬁxed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding oﬃcer of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such

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presiding officer should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the presiding oﬃcer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.11 VOTING.
Except as may be otherwise provided in the certiﬁcate of incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of Class A Common Stock and ten (10) votes for each share of Class B Common Stock held by such stockholder.
At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be suﬃcient to elect a director. All other questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certiﬁcate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the aﬃrmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.
2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be eﬀected at a duly called annual or special meeting of stockholders of the Corporation and may not be eﬀected by any consent in writing by such stockholders.
2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.
(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may ﬁx a record date, which record date shall not precede the date upon which the resolution ﬁxing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so ﬁxes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it ﬁxes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is ﬁxed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may ﬁx a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also ﬁx as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that ﬁxed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may ﬁx a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may ﬁx a record date, which record date shall not precede the date upon which the resolution ﬁxing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution ﬁxing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is ﬁxed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the ﬁrst date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
2.14 PROXIES.
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, ﬁled in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE.
The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reﬂect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive oﬃce. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the

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Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.
2.16 POSTPONEMENT AND CANCELLATION OF MEETING.
Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.
2.17 INSPECTORS OF ELECTION.
Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(ii) receive votes or ballots;
(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;
(iv) retain for a reasonable period, a record of the disposition of any challenges;
(v) count and tabulate all votes;
(vi) determine when the polls shall close;
(vii) determine and certify the result; and
(viii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is eﬀective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

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Article III - DIRECTORS
3.1 POWERS.
Subject to the provisions of the DGCL and any limitations in the certiﬁcate of incorporation relating to action required to be approved by the stockholders, the business and aﬀairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2 NUMBER OF DIRECTORS.
The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the eﬀect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to ﬁll a vacancy, shall hold oﬃce until the expiration of the term for which elected and until such director’s successor is duly elected and qualiﬁed or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certiﬁcate of incorporation or these bylaws may prescribe other qualifications for directors.
3.4 RESIGNATION AND VACANCIES.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Except as otherwise required by applicable law or the certiﬁcate of incorporation, when one or more directors so resigns and the resignation is eﬀective at a future date, a majority of the directors then in oﬃce, including those who have so resigned, shall have power to ﬁll such vacancy or vacancies, the vote thereon to take eﬀect when such resignation or resignations shall become eﬀective, and each director so chosen shall hold oﬃce as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certiﬁcate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be ﬁlled by a majority of the directors then in oﬃce, although less than a quorum, or by a sole remaining director and each director so chosen shall hold oﬃce for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
3.5 ORGANIZATION.
Meetings of the Board shall be presided over by the chairperson of the Board, if any, or in his absence by the vice chairperson of the Board, if any, or in his absence by the chief executive oﬃcer (if the chief executive oﬃcer is a director), or in his absence by the president (if the president is a director), or in their absence by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certiﬁcate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.7 REGULAR MEETINGS.
Regular meetings of the Board may be held without notice at such date and time and at such place, if any, as shall from time to time be determined by the Board, provided, if the Board shall change the date and time or place of any regular meeting, notice of such action shall be given or waived as described in Section 3.8 hereof:
3.8 SPECIAL MEETINGS; NOTICE.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the directors then in office.
Notice of the date, time and place, if any, of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States first-class mail, postage prepaid;
(iii) sent by facsimile; or
(iv) sent by electronic mail,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
Notice of such a meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to the commencement of such meeting or to any director who submits a signed waiver of notice, whether before or after such meeting.
3.9 QUORUM.
At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors

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present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise speciﬁcally provided by applicable law, the certiﬁcate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.10 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Unless otherwise restricted by the certiﬁcate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are ﬁled with the minutes of proceedings of the Board or committee. Such ﬁling shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.11 TELEPHONIC MEETINGS.
Members of the Board, or any committee of directors designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.
3.12 FEES AND COMPENSATION OF DIRECTORS.
Unless otherwise restricted by the certiﬁcate of incorporation or these bylaws, the Board shall have the authority to ﬁx the compensation of directors.
Article IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS.
The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualiﬁed member at any meeting of the committee. In the absence or disqualiﬁcation of a member of a committee, the member or members thereof present at any meeting and not disqualiﬁed from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualiﬁed member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and aﬀairs of the Corporation, and may authorize the seal of the Corporation to be aﬃxed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2 COMMITTEE MINUTES.
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

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4.3 MEETINGS AND ACTION OF COMMITTEES.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i) Section 3.5 (place of meetings and meetings by telephone);
(ii) Section 3.7 (regular meetings);
(iii) Section 3.8 (special meetings and notice);
(iv) Section 3.9 (quorum);
(v) Section 7.12 (waiver of notice); and
(vi) Section 3.10 (action without a meeting),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(i) the time of regular meetings of committees may be determined by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board; and
(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The committee may adopt rules for the government of the committee not inconsistent with the provisions of these bylaws.
Article V - OFFICERS
5.1 OFFICERS.
The oﬃcers of the Corporation shall be the chief executive oﬃcer, the president, one (1) or more vice presidents, the secretary and the treasurer. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief ﬁnancial oﬃcer, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other oﬃcers as may be appointed in accordance with the provisions of these bylaws. Any number of oﬃces may be held by the same person.
5.2 APPOINTMENT OF OFFICERS.
The Board shall appoint the oﬃcers of the Corporation, except such oﬃcers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
(i) Chief Executive Officer.
The chief executive oﬃcer shall have the general control and management of the business and aﬀairs of the Corporation, under the direction of the Board. He or she shall have power: (i) to select and appoint all necessary oﬃcers and employees of the Corporation except such oﬃcers as

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under these bylaws are to be appointed solely by the Board, (ii) to remove all appointed oﬃcers (other than oﬃcers as under these bylaws are to be appointed solely the Board) or employees whenever he or she shall deem it necessary, and to make new appointments to ﬁll the vacancies and (iii) to suspend from oﬃcer for cause any elected oﬃcer, which shall be forthwith declared in writing to the Board. The chief executive officer shall have such other authority and shall perform such other duties as may be determined by the Board.
(ii) President.
The president shall have such authority and perform such duties relative to the business and aﬀairs of the Corporation as may be determined by the Board or the chief executive oﬃcer. In the absence of both the chairperson and the chief executive oﬃcer, the president shall preside at meetings of the stockholders and of the directors. If the Board shall not have elected a chief executive oﬃcer, the president shall have such authority and shall perform such additional duties as in these bylaws is provided for the office of chief executive officer.
(iii) Vice Presidents.
Each vice president shall have such powers and perform all such duties as from time to time may be determined by the Board, the chief executive officer, the president or the senior officer to whom such officer reports.
(iv) Secretary.
The secretary shall record the proceedings of all meetings of the Board, the committees of the Board and the stockholders, shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, shall be custodian of the records and the seal of the Corporation and, if necessary or appropriate, aﬃx and attest the seal to all documents to be executed on behalf of the Corporation under its seal, shall see that the books, reports, statements, certiﬁcates and other documents and records required by law to be kept and ﬁled are properly kept and ﬁled, and in general, shall perform all the duties incident to the oﬃce of secretary and such other duties as from time to time may be determined by the Board, the chief executive officer or the president.
(v) Treasurer.
The treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The treasurer shall have such further powers and duties as may be determined from time to time by the Board, the chief executive officer or the president.
5.3 SUBORDINATE OFFICERS.
The Board may appoint, or empower the chief executive oﬃcer or, in the absence of a chief executive oﬃcer, the president, to appoint, such other oﬃcers and agents as the business of the Corporation may require. Each of such oﬃcers and agents shall hold oﬃce for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS.
Subject to the rights, if any, of an oﬃcer under any contract of employment, any oﬃcer may be removed, either with or without cause, by an aﬃrmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an oﬃcer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

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Any oﬃcer may resign at any time by giving written notice to the Corporation. Any resignation shall take eﬀect at the date of the receipt of that notice or at any later time speciﬁed in that notice. Unless otherwise speciﬁed in the notice of resignation, the acceptance of the resignation shall not be necessary to make it eﬀective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.
5.6 REPRESENTATION OF SHARES OF OTHER COMPANIES.
The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7 AUTHORITY AND DUTIES OF OFFICERS.
All oﬃcers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
5.8 COMPENSATION.
The compensation of the oﬃcers of the Corporation for their services as such oﬃcers shall be ﬁxed from time to time by the Board, provided, however, that the Board may by resolution delegate to the chief executive oﬃcer the power to ﬁx compensation of non-elected oﬃcers and agents appointed by the chief executive oﬃcer. An oﬃcer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.
Article VI - [RESERVED]
Article VII - GENERAL MATTERS
7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.
The Board, except as otherwise provided in these bylaws, may authorize any oﬃcer or oﬃcers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or conﬁned to speciﬁc instances.
7.2 STOCK CERTIFICATES; PARTLY PAID SHARES.
The shares of the Corporation shall be represented by certiﬁcates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertiﬁcated shares. Any such resolution shall not apply to shares represented by a certiﬁcate until such certiﬁcate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certiﬁcates shall be

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entitled to have a certiﬁcate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certiﬁcate form. Any or all of the signatures on the certiﬁcate may be a facsimile. In case any oﬃcer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certiﬁcate has ceased to be such oﬃcer, transfer agent or registrar before such certiﬁcate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certiﬁcate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertiﬁcated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.3 SPECIAL DESIGNATION ON CERTIFICATES.
If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualiﬁcations, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certiﬁcate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certiﬁcate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualiﬁcations, limitations or restrictions of such preferences and/or rights. The Corporation shall, within a reasonable time after the issuance or transfer of uncertiﬁcated stock, send to the registered owner thereof a written notice containing the information required to be set forth or stated on stock certificates pursuant to the DGCL.
7.4 LOST CERTIFICATES.
Except as provided in this Section 7.4, no new certiﬁcates or uncertiﬁcated shares for shares shall be issued to replace a previously issued certiﬁcate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certiﬁcate of stock or uncertiﬁcated shares in the place of any certiﬁcate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certiﬁcate, or such owner’s legal representative, to give the Corporation a bond suﬃcient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5 CONSTRUCTION; DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction and deﬁnitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

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7.6 DIVIDENDS.
The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the certiﬁcate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
7.7 FISCAL YEAR.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by resolution of the Board.
7.8 SEAL.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9 TRANSFER OF STOCK.
Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certiﬁcate or certiﬁcates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertiﬁcated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
7.10 STOCK TRANSFER AGREEMENTS.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
7.11 REGISTERED STOCKHOLDERS.
The Corporation:
(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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7.12 WAIVER OF NOTICE.
Whenever notice is required to be given under any provision of the DGCL, the certiﬁcate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be speciﬁed in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
Article VIII - NOTICE BY ELECTRONIC TRANSMISSION
8.1 NOTICE BY ELECTRONIC TRANSMISSION.
Without limiting the manner by which notice otherwise may be given eﬀectively to stockholders pursuant to the DGCL, the certiﬁcate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certiﬁcate of incorporation or these bylaws shall be eﬀective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii) if by a posting on an electronic network together with separate notice to the stockholder of such speciﬁc posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder.
An aﬃdavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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8.2 DEFINITION OF ELECTRONIC TRANSMISSION.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Article IX - INDEMNIFICATION; ADVANCEMENT OF EXPENSES
9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or oﬃcer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or oﬃcer of the Corporation or is or was serving at the request of the Corporation as a director, oﬃcer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-proﬁt entity, including service with respect to employee beneﬁt plans, against all liability and loss suﬀered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in advance in the specific case by the Board.
9.2 INDEMNIFICATION OF OTHERS.
The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, oﬃcer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-proﬁt entity, including service with respect to employee beneﬁt plans, against all liability and loss suﬀered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding.
9.3 ADVANCEMENT OF EXPENSES.
The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any oﬃcer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its ﬁnal disposition; provided, however, that such payment of expenses in advance of the ﬁnal disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.
9.4 DETERMINATION; CLAIM.
If a claim for indemniﬁcation (following the ﬁnal disposition of such Proceeding) or advancement of expenses under this Article IX is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may ﬁle suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action

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the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
9.5 NON-EXCLUSIVITY OF RIGHTS.
The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certiﬁcate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
9.6 INSURANCE.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, oﬃcer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, oﬃcer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-proﬁt entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
9.7 OTHER INDEMNIFICATION; ADVANCEMENT OF EXPENSES.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, oﬃcer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-proﬁt entity shall be reduced by any amount such person may collect as indemniﬁcation or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
9.8 CONTINUATION OF INDEMNIFICATION.
The rights to indemniﬁcation and to advancement of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
9.9 AMENDMENT OR REPEAL.
The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or oﬃcer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or oﬃcer of the Corporation. With respect to current and former directors and oﬃcers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or oﬃcers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or oﬃcer commencing service as a director or oﬃcer of the Corporation. Any repeal or modiﬁcation of the foregoing provisions of this Article IX shall not adversely aﬀect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modiﬁcation or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

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Article X - AMENDMENTS
These bylaws may be adopted, amended or repealed by the holders of at least sixty-six and two-thirds percent (66-2/3%) in voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class. However, the Corporation may, in its certiﬁcate of incorporation, confer the power to adopt, amend or repeal these bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these bylaws in accordance with the provisions of the certiﬁcate of incorporation, these bylaws and applicable law.
Article XI - FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a ﬁduciary duty owed by any director, oﬃcer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal aﬀairs doctrine. In the event that the Court of Chancery of the State of Delaware does not have jurisdiction over any of the matters set forth in the foregoing sentence, the federal district court for the District of Delaware or other state courts of the State of Delaware, as applicable, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any such claims. In addition, notwithstanding anything to the contrary set forth in this Article XI, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation or any director, oﬃcer, employee or agent of the Corporation arising under the Securities Act of 1933, as amended, or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

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TILLY’S, INC.
CERTIFICATE OF ADOPTION OF BYLAWS
I, the undersigned, do hereby certify that:
(1)I am the duly elected and acting Secretary of Tilly’s, Inc., a Delaware corporation (the “Company”); and
(2)Attached hereto is a complete and accurate copy of the Fourth Amended and Restated Bylaws of the Company as duly adopted by the Board of Directors on March 1, 2024 and said Bylaws are presently in effect.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of Bylaws as of the 1st day of March, 2024.

/s/ Sonya Attal
Sonya Attal
General Counsel and Corporate Secretary

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